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                                                                   EXHIBIT 5 (a)

                             John L. Thomas, Esquire
                                  18 Beth Drive
                              Moorestown, NJ 08057

August 4, 2000

Red Oak Hereford Farms, Inc.
2010 Commerce Drive
Red Oak, Iowa 51566

Re:      Red Oak Hereford Farms, Inc
         Securities and Exchange Commission
         Registration Statement on Form S-8

Gentlemen:

         I have acted as counsel to Red Oak Hereford Farms, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 under the Securities Act of 1933 , as amended (the "Registration Statement") relating to 4,000,000 shares of Common Stock of the Company, par value $0.001 per share (the "Shares"), 2000 Stock Option Plan, or upon the exercise of options granted under the Company's 1997 Stock Option Plan, 1998 Stock Option Plan and 2000 Stock Option Plan (collectively the "Plans").

         In this capacity, I have reviewed originals or copies, certified or otherwise identified to my satisfaction, or the Company's Certificate of Incorporation, its By-laws, resolutions of its Board of Directors, the Plans, and such other documents and corporate records as we have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing and consideration of such questions of law as I have deemed relevant, I am of the opinion that the issuance of the Shares by the Company upon the exercise of stock options properly granted under the Plans has been duly authorized by the necessary corporate action on the part of the Company and such Shares, upon payment therefore, if applicable, upon exercise of such options and payment therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable by the Company.

         The opinions expressed herein are limited to the federal law of the United States and the Nevada General Corporation Law.